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                                                                    EXHIBIT 24.5

                                BDO SEIDMAN, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                      1900 AVENUE OF THE STARS, 11TH FLOOR
                          LOS ANGELES, CA  90067-4301
                                 (310) 557-0300



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------



Medical Device Technologies, Inc.
San Diego, California


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 1996, except for Notes 4 and 14 which are as of April 1, 1996, relating to the consolidated financial statements of Medical Device Technologies, Inc. which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


     /s/ BDO Seidman, LLP
     --------------------
     BDO Seidman, LLP


Los Angeles, California
April 19, 1996